                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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                            Energy West, Incorporated
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                            Energy West, Incorporated

                                November 21, 2003

Dear Fellow Shareholder,

As you may be aware, Energy West has resolved the proxy contest with the
Committee to Re-Energize Energy West and has rescheduled its Annual Meeting of
Shareholders for December 3, 2003, as previously announced. The Annual Meeting will be held at 9:00 a.m. local time at the Great Falls Civic Center in Great
Falls, Montana.

The agreement provides that the Company will expand its Board of Directors to nine members, two Committee nominees and one mutually agreed upon nominee will be appointed to the Board of Directors and one of the Company's current directors will resign immediately following the Annual Meeting. Additionally, in exchange for Energy West's agreement to renominate the Committee's nominees at the 2004 Annual Meeting, the Committee has generally agreed to refrain from initiating proxy contests, including for the election of directors, through the
2004 Annual Meeting. Further, under the agreement, all pending litigation regarding the Annual Meeting will be dismissed. Energy West has disclosed the terms of the agreement in a Form 8-K filed with the Securities and Exchange
Commission, which is available at www.sec.gov or from the Company by contacting
Energy West's Corporate Secretary at (406) 791-7555.

Very truly yours,

John C. Allen,
Interim President and CEO